As filed with the  Securities  and Exchange Commission via EDGAR on
                                                        November 25, 1998

                                                    Registration No. 33-

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM S-8

                             REGISTRATION STATEMENT

                                      UNDER

                           THE SECURITIES ACT OF 1933


                         PHARMACEUTICAL RESOURCES, INC.
             (Exact name of registrant as specified in its charter)

        New Jersey                                          22-3122182
(State or other jurisdiction of                          (I.R.S. Employer
incorporation or organization)                           Identification No.)

                               One Ram Ridge Road
                          Spring Valley, New York 10977
          (Address of principal executive offices, including zip code)

                        1997 DIRECTORS STOCK OPTION PLAN
                            (Full title of the plan)

                           KENNETH I. SAWYER, Chairman
                         Pharmaceutical Resources, Inc.
                               One Ram Ridge Road
                             Spring Valley, NY 10977
                                 (914) 425-7100
                      (Name, address and telephone number,
                   including area code, of agent for service)

                        Copies of all communications to:

                           STEPHEN A. OLLENDORFF, ESQ.
                           Hertzog, Calamari & Gleason
                                 100 Park Avenue
                            New York, New York 10017
                                 (212) 481-9500
================================================================================
                        CALCULATION OF REGISTRATION FEE
--------------------------------------------------------------------------------
                                   Proposed       Proposed
Title of                           maximum        maximum
Securities        Amount           offering       aggregate         Amount of
to be             to be            price per      offering         registration
registered      registered         share(1)       price(2)             fee
--------------------------------------------------------------------------------
Common
Stock,
$.01 par
value           500,000
per share        shares            $3.66        $1,446,598          $439.00
--------------------------------------------------------------------------------


     (1) Based upon the market price of the Common Stock, as reported on The New York Stock Exchange, Inc. on November 23, 1998, in accordance with Rule 457(c) under the Securities Act of 1933, as amended.

     (2) This amount is the sum of (a) the aggregate option price of the 301,000 shares of Common Stock of the Registration subject to options granted under the Registrant's 1997 Directors Stock Option Plan and outstanding as of November 23, 1998, and (b) the assumed aggregate option price of the remaining shares of Common Stock being registered hereunder, based upon the market price of the Common Stock of the Registrant on November 23, 1998, in accordance with Rules 457(c) and (h) under the Securities Act of 1933, as amended.

     In accordance with the provisions of Rule 462 promulgated under the Securities Act of 1933, as amended, this Registration Statement will become effective upon filing with the Securities and Exchange Commission.

     This Registration Statement, including all exhibits and attachments, contains 23 pages. The exhibit index may be found on page 8 of the consecutively numbered pages of the Registration Statement.

                                     PART II


               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3.  Incorporation of Documents by Reference.
         ----------------------------------------

         The documents listed below are incorporated by reference in this Registration Statement:

         1. The Registrant's Annual Report on Form 10-K, for the fiscal year ended September 30, 1997.

         2. The Registrant's Quarterly Report on Form 10-Q for the quarter ended December 27, 1997.

         3. The Registrant's Quarterly Report on Form 10-Q for the quarter ended March 28, 1998.

         4. The Registrant's Quarterly Report on Form 10-Q for the quarter ended June 27, 1998.

         5. The  Registrant's  Current  Report on Form  8-K,  filed on March 31,
1998.

         6. The Registrant's Current Report on Form 8-K, filed on July 14, 1998.

         7. The Registrant's definitive proxy materials filed on Schedule 14A filed on May 11, 1998.

         8. The  description  of the Common  Stock,  which is  registered  under
Section 12 of the Securities Exchange Act of 1934, as amended, contained in the Registrant's Registration Statement on Form 8-B, including any amendments or reports filed for the purpose of updating such description.

         All documents and reports subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, prior to the filing of a post-effective amendment which indicates that all securities offered herein have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

ITEM 4.  Description of Securities.
         --------------------------

         Not applicable.

ITEM 5.  Interests of Named Experts.
         --------------------------

         Certain legal matters in connection with the issuance of the shares of Common Stock offered hereby have been passed upon for the Registrant by Hertzog, Calamari & Gleason, 100 Park Avenue, New York, New York 10017, special counsel to the Registrant. Stephen A. Ollendorff, Esq., a consultant to the Registrant, is of counsel to the firm of Hertzog, Calamari & Gleason and a director of the Registrant. At November 25, 1998, he held options (vested and unvested) to purchase 71,000 shares of Common Stock and owned 2,975 outstanding shares of Common Stock.

ITEM 6.  Indemnification of Directors and Officers.
         -----------------------------------------

         Paragraphs VIII and IX of the Registrant's Certificate of Incorporation provide for the indemnification of officers and directors and limitations on liability of officers and directors in the manner and to the fullest extent permitted by New Jersey law. Under Article VII of the Registrant's By-Laws, the Registrant shall indemnify each director and officer of the Registrant to the fullest extent permitted by law.

         Section 14A:3-5(2) of the New Jersey Business Corporation Act generally provides that a corporation has the power to indemnify a current or former officer or director, employee or agent (each a "corporate agent") of the corporation against expenses and liabilities in connection with any proceeding involving the corporate agent by reason of his being or having been a corporate agent, other than a proceeding by or in the right of the corporation, if such corporate agent acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal proceeding, such corporate agent had no reasonable cause to believe his conduct was unlawful.

         Section 14A:3-5(3) provides that a corporation has the power to indemnify a current or former corporate agent against his expenses in connection with any proceeding by or in the right of the corporation to procure a judgment in its favor which involves the corporate agent by reason of his being or having been a corporate agent, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation.
However, in such proceeding no indemnification shall be provided in respect of any claim, issue or matter as to which such officer or director shall have been adjudged to be liable to the corporation, unless and only to the extent that the New Jersey Supreme Court or the court in which such proceeding was brought shall determine upon application that despite the adjudication of liability, but in view of all circumstances of the case, such officer or director is fairly and reasonably entitled to indemnify for such expenses as such court shall deem proper.

         Section 14A:3-5(5) provides that any indemnification under Section 14A:3-5(2), unless pursuant to a court determination under Section 14A:3-5(3), may be made by a corporation only as authorized in a specific case upon a determination that indemnification is proper in the circumstances because the corporate agent met the applicable standards of conduct as described above. Unless, otherwise provided in the certificate of incorporation or by-laws, such determination shall be made by the corporation's board of directors or a committee thereof, by independent legal counsel or by the shareholders of the corporation if the certificate of incorporation or by-laws or a resolution of the board of directors or of the shareholders so directs.

         Section 14A:2-7 of the New Jersey Business Corporation Act permits a corporation to provide in its certificate of incorporation that a director or officer shall not be personally liable, or shall be liable only to the extent provided in the corporation's certificate of incorporation, to the corporation or its shareholders, except that such provision shall not relieve a director or officer from liability for any breach of duty based upon an act or omission (a) in breach of such person's duty of loyalty to the corporation or its shareholders, (b) not in good faith or involving a knowing violation of law or
(c) resulting in receipt by such person of an improper personal benefit. As used in Section 14A:2-7, an act or omission in breach of a person's duty of loyalty means an act or omission which that person knows or believes to be contrary to the best interests of the corporation or its shareholders in connection with a matter in which he has a material conflict of interest.

         The Registrant's By-Laws also provide that the indemnification rights provided thereby shall not be deemed to be exclusive of any other rights to which the Registrant's directors and officers may be entitled under the Registrant's Certificate of Incorporation, an agreement, note of shareholders, or otherwise. The Registrant maintains a directors' and officers' liability insurance policy which, subject to the limitations and exclusions stated therein, covers the officers and directors of the Registrant for certain actions or inactions that they may take or omit to take in their capacities as officers and directors of the Registrant.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to officers and directors under any of the foregoing provisions, the Registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933, as amended, and is therefore unenforceable.


ITEM 7.  Exemption from Registration Claimed.
         -----------------------------------

         Not applicable.

ITEM 8.  Exhibits.
         --------

Exhibit No.     Description

 4.1            1997 Directors Stock Option Plan

 5.1 Opinion of Hertzog, Calamari & Gleason, special counsel to the Registrant, with respect to the legality of the securities being registered hereunder

23.1 Consent of Arthur Andersen LLP, independent certified public accountants for the Registrant

23.2 Consent of Hertzog, Calamari & Gleason, special counsel to the Registrant (included in the opinion filed as Exhibit 5.1 hereto)

ITEM 9.  Undertakings.
         ------------

         (a) The undersigned Registrant hereby undertakes:

             (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                 (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                 (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement;

                 (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the Registration Statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended, that are incorporated by reference in the Registration Statement.

             (2) That, for the purpose of determining any liability under the Securities Act of 1933, as amended, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

             (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, as amended, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, as amended (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934, as amended), that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the town of Spring Valley, State of New Jersey, on this 25th day of November, 1998.

                                     PHARMACEUTICAL RESOURCES, INC.
                                     (Registrant)


                                      By:Kenneth I. Sawyer
                                         --------------------------------------
                                         Kenneth I. Sawyer, President, Chairman
                                          and Chief Executive Officer
                                          (Principal Executive Officer)

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature                     Title                         Date
---------                     -----                         ----


Kenneth I. Sawyer             President, Chairman and       November 25, 1998
---------------------------   Chief Executive Officer
Kenneth I. Sawyer


Dennis J. O'Connor
---------------------------   Chief Financial Officer       November 25, 1998
Dennis J. O'Connor            and Secretary (Principal
                              Financial and Accounting
                              Officer)

Mark Auerbach
---------------------------   Director                      November 25, 1998
Mark Auerbach


Stephen A. Ollendorff
---------------------------   Director                      November 25, 1998
Stephen A. Ollendorff


Anthony S. Tabatznik
---------------------------   Director                      November 25, 1998
Anthony S. Tabatznik


J. Neil Tabatznik
---------------------------   Director                      November 25, 1998
J. Neil Tabatznik


Bernhard Scheuble
---------------------------   Director                      November 25, 1998
Bernhard Scheuble


Klaus H. Jander
---------------------------   Director                      November 25, 1998
Klaus H. Jander

                                  Exhibit Index
                                  -------------


Exhibit No.       Description                                        Page
-----------       -----------                                        ----

 4.1              1997 Directors Stock Option Plan                      9

 5.1              Opinion of Hertzog, Calamari & Gleason,              17
                  special counsel to the Registrant, with
                  respect to the legality of the securities being registered hereunder

23.1              Consent of Arthur Andersen LLP,                      23
                  independent certified public
                  accountants for the Registrant

23.2              Consent of Hertzog, Calamari & Gleason,              17
                  special counsel to the Registrant (included in the opinion filed as Exhibit 5.1 hereto)